            INFORMATION REQUIRED IN PROXY STATEMENT
                    SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities  Exchange
Act of 1934
                    (Amendment No.        )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                             AMERCO
---------------------------------------------------------------------------
           (Name of Registrant as Specified In Its Charter)
---------------------------------------------------------------------------

       (Name of Person(s) Filing Proxy Statement if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[   ]  Fee  computed on table below per Exchange Act Rules  14a-6(i)(4)
and 0-11.
       1)  Title  of each class of securities to which transaction applies:

       --------------------------------------------------------------------
       2)  Aggregate  number  of securities to  which  transaction applies:

       ---------------------------------------------------------------------
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      ---------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

      ---------------------------------------------------------------------
     5) Total fee paid:

      ---------------------------------------------------------------------
[  ] Fee paid previously with preliminary materials:
     ----------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:

     -----------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:

     ------------------------------------------------------------
     3) Filing Party:

     ------------------------------------------------------------
     4) Date Filed:

     ------------------------------------------------------------

                             AMERCO

                  1325 AIRMOTIVE WAY, SUITE 100
                     RENO, NEVADA 89502-3239

                   NOTICE AND PROXY STATEMENT*
           FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS
              TO BE HELD ON FRIDAY, AUGUST 22, 1997

TO THE STOCKHOLDERS:

      The 1997 Annual Meeting of the Stockholders of AMERCO (the "Company") will be held on the second floor conference level of the Airport Plaza Hotel, 1981 Terminal Way, Reno, Nevada 89502, on Friday, August 22, 1997, at 10:00 a.m. (local time) to (1) elect two Class III Directors to serve until the 2001 Annual Meeting of Stockholders; (2) elect one Class II Director to serve until the 2000 Annual Meeting of Stockholders; and (3) consider and act upon any other business that may properly come before the meeting or any adjournment(s) thereof.

      The Board of Directors has fixed the close of business on July 7, 1997 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting or any adjournment(s) thereof.

      A  copy  of the Company's Annual Report for the year  ended
March 31, 1997, is enclosed, but is not deemed to be part of the official proxy soliciting materials.

      Your attention is directed to the accompanying proxy and proxy statement.

      Subject to applicable law, if any other matters properly come before the meeting, the person named in the enclosed proxy will vote thereon in accordance with his judgment. The Company's management cordially invites you to attend the meeting. In fairness to all stockholders, and in the interest of an orderly meeting, we ask all stockholders attending the meeting to observe the annual meeting procedures attached hereto as Exhibit A.

                              By order of the Board of Directors,


                              /s/   Gary V. Klinefelter

                              Gary V. Klinefelter
                              Secretary

      STOCKHOLDERS ARE URGED TO SIGN, DATE, AND PROMPTLY MAIL THE
PROXY  CARD  IN THE ENCLOSED POSTAGE-PAID ENVELOPE.  YOUR  PROMPT
RESPONSE WILL BE APPRECIATED.


*  Approximate  date of mailing to stockholders:  July  22,  1997

                             AMERCO<REGISTERED TRADENAME>

                         PROXY STATEMENT
               1997 ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD AUGUST 22, 1997

      This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of AMERCO, a Nevada corporation (the "Company"), for use at the 1997 Annual Meeting of Stockholders to be held on Friday, August 22, 1997 at 10:00 a.m. on the second floor conference level of the Airport Plaza Hotel, 1981 Terminal Way, Reno, Nevada 89502 (the "Meeting"), and at any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on July 7, 1997 (the "Record Date") will be entitled to notice of and to vote at the Meeting. At the close of business on the Record Date, the Company had outstanding 16,851,592 shares of its Common Stock, $0.25 par value, and 5,762,495 shares of its Series A Common Stock, $0.25 par value (collectively, the "Common Stock").

      One-third of the outstanding shares entitled to vote and to be represented in person or by proxy at the Meeting will constitute a quorum for the conduct of business. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote.

     Each stockholder is entitled to one vote per share of Common Stock for the election of directors and on all other matters that may properly be brought before the Meeting. If the accompanying proxy is signed and returned, the shares represented thereby will be voted in accordance with any directions on the proxy. If a proxy does not specify how the shares represented thereby are to be voted, it is intended that it will be voted for the director nominees named herein. Any stockholder giving the enclosed form of proxy may revoke it at any time before it is voted at the Meeting by filing with the Secretary of the Company a document revoking the proxy or by submitting a proxy bearing a later date. The revocation of the proxy will not affect any vote taken prior to such revocation. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about July 22, 1997.

      The solicitation of all proxies will be made primarily by mail and the cost of such solicitation will be borne by the
Company. The Company will reimburse fiduciaries, nominees, and others for their out-of-pocket expenses in forwarding proxy materials to beneficial owners. Proxies may be solicited by telephone, telegraph, facsimile transmission, and in person by employees of the Company.

      Subject to applicable law, if any other matters properly come before the Meeting, the person named in the enclosed proxy will vote thereon in accordance with his judgment.


                      ELECTION OF DIRECTORS

       The Company's Board of Directors consists of eight directors. The Company's Articles of Incorporation provide for the division of the Board of Directors into four classes, designated Class I, Class II, Class III, and Class IV. Subject to applicable law, each class shall consist, as nearly as may be possible, of one-fourth of the total number of directors constituting the entire Board of Directors. The term of each directorship is four years and the terms of the four classes are staggered in a manner so that in most cases only one class is elected by the stockholders annually.

      At the Meeting, two Class III directors will be elected to serve until the 2001 Annual Meeting of Stockholders and one Class II director will be elected to fill the vacancy created by the resignation of Mark V. Shoen on February 4, 1997 to serve until the 2000 Annual Meeting of Stockholders. It is the intention of the individual named in the enclosed form of proxy to vote for the three nominees named below unless instructed to the contrary. However, if any nominee named herein becomes unavailable to serve at the time of election (which is not anticipated), and, as a consequence, other nominees are designated, the person named in the proxy or other substitutes shall have the discretion or authority to vote or refrain from voting in accordance with his judgment with respect to other nominees. The two Class III and one Class II director nominees receiving the largest number of votes in favor of their election will be elected as Class III and Class II directors, respectively.


     Management Nominees For Election As Class III Directors
            (To serve until the 2001 Annual Meeting)

                          John M. Dodds
                          James P. Shoen

      JOHN M. DODDS, 60, has served as a Director of the Company since September 1987 and Director of U-Haul International, Inc. ("U-Haul") since June 1990. Mr. Dodds has been associated with the Company since 1963. He served in regional field operations until December 1986 and served in national field operations until May 1994. Mr. Dodds retired from the Company in May 1994.

      JAMES P. SHOEN, 37, has served as a Director of the Company since December 1986, Vice President of the Company since May 1989, and Director of U-Haul since June 1990. Mr. Shoen has been associated with the Company since July 1976. He has served from April 1990 to present as Executive Vice President of U-Haul.


      Management Nominee For Election As Class II Director
            (To serve until the 2000 Annual Meeting)

                       Richard J. Herrera

      RICHARD J. HERRERA, 43, has served as a director of the Company from September 1991 to January 1997 and was reelected to the board on February 4, 1997 to fill the vacancy created by the resignation of Mark V. Shoen. Mr. Herrera has been associated with the Company since April 1988. Mr. Herrera presently serves as Vice President of Marketing, Retail Sales for U-Haul.


                 Directors Continuing In Office

                                   Name                Term Expires
                                   ----                ------------

     Class I...................... William E. Carty    1999

     Class I...................... Charles J. Bayer    1999

     Class II..................... Edward J. Shoen     2000

     Class IV..................... Aubrey K. Johnson   1998

     Class IV..................... Paul F. Shoen       1998


      WILLIAM E. CARTY, 70, has served as a Director of the Company since May 1987 and as a Director of U-Haul since December 1986. He has been associated with the Company since 1946. He has served in various executive positions in all areas of the Company. He served most recently as Product Director. Mr. Carty retired from the Company in December 1987.

      CHARLES J. BAYER, 57, has served as a Director of the Company since September 1990 and has been associated with the Company since 1967. He has served in various executive positions and has served as President of Amerco Real Estate Company since September 1990.

      EDWARD J. SHOEN, 48, has served as a Director and Chairman of the Board of the Company since December 1986, as President since June 1987, as a Director of U-Haul since June 1990, and as the President of U-Haul since March 1991. Mr. Shoen has been associated with the Company since May 1971. Mr. Shoen has served as an officer of Form Builders, Inc. since 1981.

      AUBREY  K. JOHNSON, 75, was a Director of the Company  from
1987  until  1991.  Until his reelection to the Board  in  August
1993,   he  served  as  a  consultant  and  advisor  to   various
organizations and individuals.

      PAUL F. SHOEN, 41, has served as a Director of the Company from December 1986 to 1991 and as President of U-Haul from February 1987 until April 1990. He served in various other operative and executive positions with the Company from July 1972 until February 1987. Mr. Shoen is a full-time investor and has served since April 1995 as Chairman of the Board, Chief Executive Officer and President of Pantechnicon Aviation, Ltd., an aircraft charter service. As part of a settlement with Paul F. Shoen of a lawsuit filed in July 1994, the Board of Directors agreed, among other things, to place Paul F. Shoen on management's slate of directors for the 1994 Annual Meeting of Stockholders and to support his election. See "Shoen Litigation" for a description of another lawsuit filed by Paul F. Shoen against the Company.



       OTHER INFORMATION REGARDING THE BOARD OF DIRECTORS

      The full Board of Directors of the Company met six times during the fiscal year ended March 31, 1997. No director attended fewer than 75% of the meetings of the full Board of Directors and of the committees on which he served (during the periods that he served). The annual fee for all services as a director of the Company is $26,400, which is paid in equal monthly installments.

     The Board of Directors has established an Audit Committee, a Compensation Committee, and an Executive Finance Committee. The Company does not have a Nominating Committee. The Audit Committee is charged with reviewing the performance and independence of the Company's independent accounting firm. Its members are William E. Carty and Aubrey K. Johnson. The Audit Committee met one time during the fiscal year ended March 31, 1997. The Compensation Committee is comprised of Charles J. Bayer, William E. Carty, and Aubrey K. Johnson. The Compensation Committee did not meet during the fiscal year ending March 31, 1997. The Executive Finance Committee is responsible for supervising the financial affairs of the Company and has the authority to give final approval for the borrowing of funds on behalf of the Company without further action or approval of the Board of Directors. The Executive Finance Committee is comprised of Edward J. Shoen, Aubrey K. Johnson, and Charles J. Bayer.

      See "Security Ownership of Certain Beneficial Owners and Management" (pages 3-6), "Certain Relationships and Related Transactions" (pages 10-11), and "Shoen Litigation" (pages 11-
14) for additional information relating to the directors and director nominees.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      To the best of the Company's knowledge, the following table lists, as of June 23, 1997, (1) the beneficial ownership of the Company's equity securities of each director and director nominee of the Company, of each executive officer named on page 7, and of all directors and executive officers of the Company as a group,
(2) the beneficial ownership of Common Stock of those persons who beneficially own more than five percent (5%) of Common Stock; and
(3) the beneficial ownership of each director and director nominee of the Company, of each executive officer named on page 8, and of all directors and executive officers of the Company as a group, of the percentage of net payments received by such persons during the 1997 fiscal year in respect of fleet-owner contracts issued by U-Haul.

   Name and Address                      Shares of      Percentage    Percentage
 of Beneficial Owner                    Common Stock    of Common       of Net
                                        Beneficially      Stock      Fleet Owner
                                           Owned          Class       Contract
                                                                      Payments
Edward J. Shoen (1).....................15,775,071(2)     69.8         .007
     Chairman of the
     Board and President
     2727 N. Central Ave.
     Phoenix, AZ 85004

Mark V. Shoen (1).......................15,775,071(2)     69.8         .008
     Director of U-Haul
     2727 N. Central Ave.
     Phoenix, AZ 85004

James P. Shoen..........................15,775,071(2)     69.8         .019
     Director and
     Vice President
     1325 Airmotive Way
     Suite 100
     Reno, NV 89502

Paul F. Shoen...........................15,775,071(2)     69.8         .005
     Director
     P.O. Box 524
     Glenbrook, NV 89413

Sophia M. Shoen.........................15,775,071(2)     69.8         .017
     5104 N. 32nd Street
     Phoenix, AZ 85018

Irrevocable Trust between Edward J......15,775,071(2)     69.8         N/A
     Shoen and Oxford Life
     Insurance Company, as Trustee
     2721 N. Central Ave.
     Phoenix, AZ 85004

Irrevocable Trust between Mark V........15,775,071(2)     69.8         N/A
     Shoen and Oxford Life
     Insurance Company, as Trustee
     2721 N. Central Ave.
     Phoenix, AZ 85004

Irrevocable Trust between James P.......15,775,071(2)     69.8         N/A
     Shoen and Oxford Life
     Insurance Company, as Trustee
     2721 N. Central Ave.
     Phoenix, AZ 85004

Irrevocable Trust between Paul F........15,775,071(2)     69.8         N/A
     Shoen and Oxford Life
     Insurance Company, as Trustee
     2721 N. Central Ave.
     Phoenix, AZ 85004

Irrevocable Trust between Sophia M......15,775,071(2)     69.8         N/A
     Shoen and Oxford Life
     Insurance Company, as Trustee
     2721 N. Central Ave.
     Phoenix, AZ 85004


The ESOP Trust(3).......................15,775,071(2)     69.8         N/A
     2727 N. Central Ave.
     Phoenix, AZ 85004

John M. Dodds................................0             0           N/A
     Director
     2727 N. Central Ave.
     Phoenix, AZ 85004

William E. Carty(1)..........................0             0          .049
     Director
     2727 N. Central Ave.
     Phoenix, Arizona 85004

Charles J. Bayer.............................1,646         **         .004
     Director
     2727 N. Central Ave.
     Phoenix, Arizona 85004

Richard J. Herrera...........................1,181         **          N/A
     Director
     2727 N. Central Ave
     Phoenix, AZ 85004

Aubrey K. Johnson..............................0           0           N/A
     Director
     2727 N. Central Ave.
     Phoenix, AZ 85004

Gary B. Horton...............................1,973         **          N/A
     Treasurer
     1325 Airmotive Way, Suite 100
     Reno, NV  89502

Donald W. Murney.............................1,735         **          N/A
     Treasurer of U-Haul
     2727 N. Central Ave.
     Phoenix, AZ 85004

Officers and Directors as a group.......15,790,830        69.8         N/A
     (17 persons)(1)(4)


**       The percentage of the referenced class beneficially owned is less than one percent.

(1) Edward J. Shoen, Mark V. Shoen, and William E. Carty beneficially own 12,600 shares (0.21%), 7,700 shares (0.13%), and 6,000 shares (0.10%) of the Company's Series A
     8 1/2%   Preferred  Stock,  respectively.   The  executive
     officers and directors as a group beneficially own 27,872 shares (0.46%) of the Company's Series A 8 1/2% Preferred Stock.

(2) This number includes beneficial ownership of shares attributed to a stockholder agreement dated as of May 1, 1992, as amended (the "Stockholder Agreement"), and includes shares directly owned by Edward J. Shoen (3,483,681); Mark
     V.  Shoen (3,442,981); James P. Shoen (2,278,814);  Paul  F.
     Shoen   (2,032,558);   Sophia  M.  Shoen   (1,419,572);   an
     Irrevocable Trust between Mark V. Shoen and Oxford Life Insurance Company ("Oxford"), as Trustee (527,604); an
     Irrevocable Trust between James P. Shoen and Oxford, as Trustee (337,426); an Irrevocable Trust between Paul F. Shoen and Oxford, as Trustee (71,976); an Irrevocable Trust between Edward J. Shoen and Oxford, as Trustee (559,443); an Irrevocable Trust between Sophia M. Shoen and Oxford, as Trustee (108,891); and the ESOP Trust (1,512,125) (collectively the "Stockholder Group"). The shares listed as held by the ESOP Trust include only the unallocated Common Stock and the Common Stock allocated to the accounts of Edward J. Shoen (3,094), Mark V. Shoen (2,819), James P. Shoen (2,788), Paul F. Shoen (779), and Sophia M. Shoen
     (197). These shares are not included in the number of shares directly owned by Edward J. Shoen, Mark V. Shoen, James P. Shoen, Paul F. Shoen, and Sophia M. Shoen, as referenced in the first sentence of this footnote 1. The Stockholder Agreement restricts the disposition of shares of Common Stock to certain types of permitted dispositions. James P. Shoen, whose address is listed above, is the appointed attorney and authorized to vote the shares as agreed upon by the stockholders holding a majority of the shares subject to the Stockholder Agreement. The Stockholder Agreement will expire on March 5, 1999 unless earlier terminated (1) by the consent of stockholders holding more than 60% of the shares held under the Stockholder Agreement, (2) upon the effective date of certain mergers or consolidations involving the Company, or
     (3) at the election of Paul F. Shoen, upon the Company's failure to effect the registration of securities held by him. See footnote 3 below for information about the ESOP
     Trust and the ESOP Trustee's ability to vote the Common Stock held in the ESOP Trust. The Company, Sophia M. Shoen, and the parties to the Stockholder Agreement have reached a tentative agreement, which is subject to execution of definitive agreements, whereby, as part of the agreement, Sophia M. Shoen's shares of Common Stock, including those held in trust by Oxford and the shares allocated to her ESOP Trust account will be released from the Stockholder
     Agreement.   No  assurance  can  be  given  that  definitive
     agreements will be executed or that this tentative agreement will be consummated. Following any release of Sophia M. Shoen's shares, the total number of shares of Common Stock held pursuant to the Stockholder Agreement would be 14,246,411 (63.0%).

(3) The complete name of the ESOP Trust is the ESOP Trust Fund for the AMERCO Employee Savings and Employee Stock Ownership Trust. The ESOP Trustee, which consists of three individuals without a past or present employment history or business relationship with the Company, is appointed by the Company's Board of Directors. Under the ESOP, each participant (or such participant's beneficiary) in the ESOP directs the ESOP Trustee with respect to the voting of all Common Stock allocated to the participant's account. All shares in the ESOP Trust not allocated to participants continue to be voted by the ESOP Trustee, subject to the Stockholder Agreement. As of June 23, 1997, of the 3,040,183 shares of Common Stock held by the ESOP Trust, 1,537,735, shares were allocated to participants and 1,502,488 shares remained unallocated. Of the 1,537,735 allocated shares, approximately 9,677 shares are allocated to members of the Stockholder Group, which shares are voted in accordance with the terms of the Stockholder Agreement. Further, additional shares of Common Stock not presently allocated to participants' accounts in the ESOP Trust will be allocated as certain debt obligations of the ESOP Trust are repaid, resulting in a reduction in the number of common shares subject to the Stockholder Agreement.

(4) The 15,790,830 shares include the shares beneficially owned by directors and officers as a result of the Stockholder Agreement discussed in footnote 2 above. Beneficial ownership of the shares of current officers and directors, without giving effect to the Stockholder Agreement discussed in footnote 2 is 12,759,722 shares, or approximately 56.4% of the outstanding shares of Common Stock as of June 23, 1997.

      To  the  best  of  the Company's knowledge,  there  are  no arrangements  giving  any stockholder the right  to  acquire  the
beneficial   ownership  of  any  shares  owned   by   any   other
stockholder.

                     EXECUTIVE COMPENSATION

      The following Summary Compensation Table shows the annual compensation paid to the Company's chief executive officer and the four other most highly compensated executive officers of the Company during the last three fiscal years.

                   Summary Compensation Table

                                                  Annual Compensation
                                           ----------------------------------
                                                                  All Other
Name and Principal Position         Year   Salary       Bonus    Compensation
                                   ($)(1)     ($)                  ($)(2)
                                   ------  --------   -------    ------------
Edward J. Shoen                      1997   503,708       --          8,209
     Chairman of the Board           1996   572,939       --          8,231
     and President of AMERCO         1995   282,937       --          6,821
     and U-Haul

Mark V. Shoen                        1997   528,159       --          8,209
     Director of U-Haul and          1996   325,255       --          8,231
     President of U-Haul             1995   310,053       --          6,821
     Phoenix Operations

James P. Shoen                       1997   479,677       --          8,209
     Vice President of AMERCO        1996   240,251       --          8,231
     and Director of AMERCO          1995   236,783       --          6,821

Donald W. Murney                     1997   142,008   250,000         7,769
     Treasurer of U-Haul             1996   142,008       --          8,012
                                     1995   137,239     4,000         6,821

Gary B. Horton                       1997   154,009    93,391         7,504
     Treasurer of AMERCO             1996   150,201       --          8,231
     Assistant Treasurer of U-Haul   1995   144,740     4,000         6,253


(1)  Includes annual fees paid to Directors of the Company.

(2) Represents the value of Common Stock allocated under the AMERCO Employee Savings, Profit Sharing and Employee Stock
     Ownership Plan.


   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committed consists of Charles J. Bayer, William E. Carty, and Aubrey K. Johnson. Mr. Bayer is President of Amerco Real Estate Company, one of the Company's subsidiaries. Mr. Carty served in various executive positions in all areas of the Company until his retirement in 1987.

      In May 1990, William E. Carty sold 40,684 shares of Common Stock to the ESOP Trust at the then-appraised value of $10.00 per share. The ESOP Trust purchased the shares for cash in the amount of $76,840 and a promissory note for $330,000. The note matured and the final payment was made in December 1996.

      The Company funded the plans of reorganization filed by William E. Carty and Aubrey K. Johnson under Chapter 11 of the federal bankruptcy laws as discussed in "Shoen Litigation."

             BOARD REPORT ON EXECUTIVE COMPENSATION

      While the Company established a Compensation Committee in fiscal 1995, the entire Board of Directors reviewed and determined the amount of compensation paid to the Chairman of the Board and President for fiscal 1997. The determination was subjective and not subject to a specific criteria. Although the Board of Directors had primary authority with respect to compensation decisions for the Company's other executive officers during fiscal 1997, the Chairman of the Board and President has historically made these decisions with the counsel of individual Board members, subject to the ability of the full Board to revise or override his decisions. The Chairman of the Board and President has advised the Board that the compensation levels for the Company's executive officers during fiscal year 1997 did not bear a specific relationship to the Company's performance.
Rather,  executive  compensation was set at  levels  designed  to retain the Company's executive officers and was based on subjective factors such as his perception of each officer's performance and changes in functional responsibility.

      In addition to its involvement in executive compensation matters as described above, the Board of Directors determines the amount, if any, of the Company's contribution pursuant to the AMERCO Employee Savings, Profit Sharing and Employee Stock Ownership Plan.

      The Company's stockholders approved a stock option plan at the 1992 Annual Meeting of Stockholders. The stock option plan is designed to attract and retain employees upon whose judgment and effort the Company's success is dependent. As of June 26, 1997, no awards had been made under such plan.

     Charles J. Bayer    William E. Carty       Aubrey K. Johnson



                        PERFORMANCE GRAPH

       The following graph compares the cumulative total stockholder return on the Company's Common Stock for the period March 31, 1992 through March 31, 1997 with the cumulative total return on the Dow Jones Composite Average and the Dow Jones Transportation Average. The comparison assumes that $100 was invested on March 31, 1992 in the Company's Common Stock and in each of the comparison indices. Because no active trading market for the Company's Common Stock existed prior to November 1994, the graph reflects the annual Common Stock appraisals obtained in connection with the AMERCO Employee Savings, Profit Sharing and Employee Stock Ownership Plan for 1992 through 1994 and the closing price of the Common Stock trading on Nasdaq on March 31, 1995, 1996, and 1997.

(The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T)



                     1992   1993    1994    1995    1996   1997
                    --------------------------------------------
AMERCO              100.00 143.52  157.41  197.92  224.54 236.11

Dow Jones           100.00 110.11  111.70  119.51  156.15 177.44
Transportation
Average
Dow Jones           100.00 113.46  118.17  118.21  155.52 170.43
Composite Average

                EXECUTIVE OFFICERS OF THE COMPANY

     The Company's Executive officers as of June 30, 1997, were:

            Name              Age             Office
---------------------------   --- -----------------------------
Edward J. Shoen               48  Chairman of the Board,
                                  President, and Director
Mark V. Shoen                 46  Director of U-Haul
James P. Shoen                37  Director, Director Nominee,
                                  and Vice President
Paul F. Shoen                 41  Director
William E. Carty              70  Director
John M. Dodds                 60  Director and Director Nominee
Aubrey K. Johnson             75  Director
Charles J. Bayer              57  Director
Richard J. Herrera            43  Director and Director Nominee
Gary B. Horton                53  Treasurer
Gary V. Klinefelter           49  Secretary and General Counsel
John A. Lorentz               70  Assistant Secretary
Rocky D. Wardrip              39  Assistant Treasurer
Harry B. DeShong, Jr.         48  Director of U-Haul
John C. Taylor                39  Director of U-Haul
Donald W. Murney              37  Treasurer of U-Haul
George R. Olds                55  Assistant Secretary

       See "Election of Directors" on pages 1-3 above for information regarding Edward J. Shoen, Paul F. Shoen, William E.
Carty, Aubrey K. Johnson, Charles Bayer, James P. Shoen, John  M.
Dodds, and Richard J. Herrera.

      Mark V. Shoen has served as a Director of the Company from April 1990 until February 1997. He has served as a Director of U-
Haul  since  June  1990.   He has served from  December  1990  to
September 1994 as Executive Vice President of Product for U-Haul and as President, Phoenix Operations, from September 1994 to present.

      Gary B. Horton has served as Treasurer of the Company since 1982 and serves as Assistant Treasurer of U-Haul. His previous positions include Treasurer of U-Haul. He has been associated with the Company since October 1969. In November, 1995, Mr. Horton was involved in a traffic accident that resulted in a fatality. As a result of the accident, Mr. Horton pled guilty to aggravated assault. On December 6, 1996, Mr. Horton was given a suspended sentence and placed on three years probation. The Company does not believe the terms of Mr. Horton's probation will interfere in any way with his ability to perform his duties for the Company.

      Gary  V.  Klinefelter, Secretary of the Company since  July
1988 and Secretary of U-Haul since June 1990, is licensed as an attorney in Arizona and has served as General Counsel of the Company and U-Haul since June 1988.

      John A. Lorentz, Assistant Secretary of the Company since July 1988 and Assistant Secretary of U-Haul since June 1990, is licensed as an attorney in Oregon and has been associated with the Company since September 1953. His previous positions include Secretary of the Company and U-Haul.

      Rocky D. Wardrip, Assistant Treasurer of the Company since September 1990, has been associated with the Company since 1978 in various capacities within accounting and treasury operations. Mr. Wardrip previously served as Assistant Treasurer of U-Haul from 1988 to 1990.

      Harry B. DeShong, Jr., Director of U-Haul since May 1992, has been associated with the Company since June 1964. He has served as Executive Vice President of U-Haul since November 1988. Mr. DeShong previously held a number of responsible positions in the Company's field management organization, including eight years as a U-Haul Marketing Company President.

      John C. Taylor, Director of U-Haul since June 1990, has been
associated  with  the Company since 1981.   He  is  presently  an
Executive Vice President of U-Haul.

      Donald  W. Murney, has been Treasurer of U-Haul since  June
1990.   He  was previously employed as the Senior Vice  President
and Chief Financial Officer of Coury Financial Services.

      George  R.  Olds, Assistant Secretary of  the  Company  and
U-Haul  since February 1993, has been associated with the Company
since   1975   as  a  member  of  the  U-Haul  legal   department
specializing in taxation.

      Edward J., Mark V., James P., and Paul F. Shoen are brothers.

      William  E. Carty is the uncle of Edward J., Mark  V.,  and
Paul F. Shoen.

      On February 21, 1995, Edward J. Shoen, James P. Shoen, Aubrey K. Johnson, John M. Dodds, and William E. Carty filed for protection under Chapter 11 of the federal bankruptcy laws in connection with certain litigation as more fully described in Shoen Litigation.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company funded the plans of reorganization filed by Edward J. Shoen, James P. Shoen, William E. Carty, Aubrey K. Johnson, and John M. Dodds under Chapter 11 of the federal bankruptcy laws as more fully described in "Shoen Litigation." Edward J. Shoen and James F. Shoen are major stockholders, directors, and officers of the Company. William E. Carty, Aubrey
K. Johnson, and John M. Dodds are directors of the Company.

      During  fiscal  year 1997, U-Haul purchased  $3,281,000  of printing from Form Builders, Inc.  Edward J. Shoen was an  officer
of  Form  Builders, Inc. until June, 1997.   Mark V. Shoen and his
minor child  are major stockholders of Form Builders, Inc.

      During fiscal year 1997, U-Haul purchased $11,154,000 of computer hardware from Computer Universe. James P. Shoen's family trust was a stockholder of Computer Universe until June 1, 1996. Pursuant to the conflict of interest policy of the Company, outside legal counsel evaluated the Computer Universe transaction and determined that it was fair to the Company.

     During fiscal 1997, a subsidiary of the Company held various senior and junior notes of SAC Holdings Corporation and its subsidiaries ("SAC Holdings"). The voting common stock of SAC
Holdings is held by Mark V. Shoen, a major stockholder and officer of the Company. The Company's subsidiary received principal payments of $436,000 and interest payments of $6,281,000 from SAC Holdings during fiscal 1997. The notes receivable balance outstanding at March 31, 1997 was, in the aggregate, $46,690,000. The notes have interest rates ranging from 8.37% to 13.0%. The largest aggregate amount outstanding during the fiscal year ended March 31, 1997 was $108,711,323.

      On  June  27,  1996,  the  Company's  subsidiary  received
$83,565,000 in exchange for a SAC Holdings note sold to a third party.

      During fiscal 1997, a subsidiary of the Company funded the purchase of thirty-seven properties by SAC Holdings for approximately $43,125,000. Seven of the properties were purchased from the Company at a purchase price equal to the Company's acquisition cost plus capitalized costs. In March 1997, SAC Holdings sold ten of the properties to an outside party and reduced the Company's notes receivable balance at the time by $18,082,000.

      The Company currently manages the properties owned by SAC Holdings pursuant to a management agreement, under which the Company receives a management fee equal to 6% of the gross receipts from the properties. The Company received management fees of $1,632,000 during fiscal 1997. The management fee is consistent with the fees received by the Company for other properties managed by the Company.

      In May 1990, William E. Carty sold 40,684 shares of the Company's Common Stock to the ESOP Trust at the then-appraised value of $10.00 per share. The ESOP Trust purchased the shares for cash in the amount of $76,840 and a promissory note for $330,000. The note was payable in six annual installments at an interest rate of 9.6%. The note matured and was repaid in December 1996. William E. Carty is a director of the Company.

      See "Shoen Litigation" for additional transactions between the Company and its affiliates.

      Management  believes that the foregoing  transactions  were
consummated  on  terms  equivalent  to  those  that  prevail   in
arm's-length transactions.


                        SHOEN LITIGATION

      A judgment was entered on February 21, 1995, in an action in the Superior Court of the State of Arizona, Maricopa County, entitled Samuel W. Shoen, M.D., et al. v. Edward J. Shoen, et al., No. CV88-20139, instituted August 2, 1988 (the "Shoen Litigation") against Edward J. Shoen, James P. Shoen, Paul F. Shoen, Aubrey K. Johnson, John M. Dodds, and William E. Carty,
who  are  members of the Board of Directors of the Company.   The
Company  was also a defendant in the action as originally  filed,
but  was  dismissed  from the action on  August  15,  1994.   The
plaintiffs alleged, among other things, that certain of the individual plaintiffs were wrongfully excluded from sitting on the Company's Board of Directors in 1988 through the sale of
Common  Stock  to  certain key employees.   That  sale  allegedly
prevented the plaintiffs from gaining a majority position in the Company's Common Stock and control of the Company's Board of Directors. The plaintiffs alleged various breaches of fiduciary duty and other unlawful conduct by the individual defendants and sought equitable relief, compensatory damages, punitive damages, and statutory post judgment interest.

      Based on the plaintiffs' theory of damages, the court ruled that the plaintiffs elected as their remedy in this lawsuit to transfer their shares of stock in the Company to the defendants upon the satisfaction of the judgment. The judgment was entered against the defendants in the amount of approximately $461.8 million plus interest and taxable costs. In addition, judgment was entered against Edward J. Shoen in the amount of $7 million as punitive damages. On March 23, 1995, Edward J. Shoen filed a notice of appeal with respect to the award of punitive damages and the plaintiffs have subsequently cross appealed the judge's remittitur of the punitive damages from $70 million to $7 million.

     Pursuant to separate indemnification agreements, the Company has agreed to indemnify the defendants to the fullest extent permitted by law or the Company's Articles of Incorporation or By-Laws, for all expenses and damages incurred by the defendants in this proceeding, subject to certain exceptions. In addition, the transfer of Common Stock from the plaintiffs to the defendants implicated rights held by the Company. For example, pursuant to the Company's By-Laws, the Company had certain rights of first refusal with respect to the transfer of the plaintiffs' stock. Furthermore, the defendants' rights to acquire the plaintiffs' stock may have presented a corporate opportunity which the Company would be entitled to exercise.

      On February 21, 1995, Edward J. Shoen, James P. Shoen, Aubrey K. Johnson, John M. Dodds, and William E. Carty (the "Director-Defendants") filed for protection under Chapter 11 of the federal bankruptcy laws, resulting in the issuance of an order automatically staying the execution of the judgment against those defendants. In late April 1995, the Director-Defendants, in cooperation with the Company, filed plans of reorganization in the United States Bankruptcy Court for the District of Arizona, all of which proposed the same funding and treatment of the plaintiffs' claims resulting from the judgment in the Shoen Litigation. The plans of reorganization, as amended and restated on February 29, 1996, were confirmed by the bankruptcy court on March 15, 1996. The plans, as confirmed, shall collectively be referred to as the "Plan."

      In early October 1995, Director-Defendants made written demand upon the Company to make them whole for losses resulting from the judgment in the Shoen Litigation. The Director-Defendants also asserted substantial claims against the Company related to or arising from the Shoen Litigation, including, but not limited to, claims for financial losses, emotional distress, loss of business and/or professional reputation, loss of credit standing and breach of contract. The Director-Defendants claimed that their actions that form the basis for the judgment in the Shoen Litigation were actions within the scope of the Director-Defendants' duties and that such actions were undertaken in good faith and for the benefit of the Company.

      In addition, the Director-Defendants had retained unexpired appeal rights with respect to the Shoen Litigation. If the Director-Defendants exercised such appeal rights, the damage award may have increased and the Company may have been exposed to increased liability to the Director-Defendants under existing indemnity agreements.

     In recognition of the foregoing and of the substantial risks associated with an appeal of the Shoen Litigation, on October 17, 1995 the Company entered into an agreement (the "Agreement") with the Director-Defendants resolving the foregoing issues. Under the Agreement, the Company agreed, among other things, to fund the Plan and to release the Director-Defendants from all claims the Company may have against them arising from the Shoen Litigation. In addition, the Director-Defendants agreed (1) to release, subject to certain exceptions, the Company from any claim they may have against it pursuant to any indemnification agreements, (2) to assign all rights they have under the Shoen Litigation to the Company, (3) to waive all appeal rights related to the Shoen Litigation (not including Edward J. Shoen's appeal of the punitive damage award), and (4) not to oppose the Company should it elect to exercise its right of first refusal on any Common Stock to be transferred by the plaintiffs upon satisfaction of the judgment in the Shoen Litigation.

       Pursuant to the Plan, the Company repurchased the plaintiffs' shares of Common Stock in exchange for cash, funded damages, paid statutory post judgment interest and placed funds into an escrow account pending the outcome of a dispute involving the entitlement of the plaintiffs to post-bankruptcy petition date interest as discussed below. The following table reflects such transactions:

                                     Cash                Statutory        Post
                        Shares     Paid for   Damages   Post-Judgment  Petition
                     Repurchased    Shares    Funded       Interest    Interest
                     ----------------------------------------------------------
                              (in thousands except number of shares)

October 18, 1995
  Maran, Inc. (Maran)   3,343,076   $22,733       -            -             -
  Mary Anna Shoen Eaton       -         -     $41,350          -             -

January 30, 1996
  L.S.S., (L.S.S.)        833,420     5,667       -            -             -
  Leonard S. Shoen            -         -      15,433       $2,018           -

February 7, 1996
  Thermar, Inc.
  (Thermar)             1,651,644    11,231    30,554        4,110           -

July 19, 1996
  CEMAR, Inc.
  (Cemar)               2,331,984    15,857       -            -             -
  Cecilia M. Hanlon           -         -      43,139          129        $8,283

September 6, 1996
  Katabasis
  International, Inc.
  (Katabasis)           4,041,924    27,485       -            -             -
  Samuel W. Shoen             -         -      74,771          224        15,726

September 20, 1996
  Kattydid, Inc.
  (Kattydid)            1,282,248     8,719       -            -             -
  Katrina Carlson         743,376     4,994    37,305          112         8,041

October 1, 1996
  Mickl, Inc.
  (Mickl)               4,035,924    27,444       -            -             -
  Michael L. Shoen            380         3    73,158          224        16,184

     Mary  Anna Shoen Eaton owns all the voting stock of Maran;  L.  S.
Shoen  owns all the voting stock of L.S.S.; Theresa M. Romero owns  all the  voting  stock of Thermar; Cecilia M. Hanlon owns  all  the  voting stock of Cemar; Samuel W. Shoen owns all the voting stock of Katabasis;
Katrina  Carlson owns all the voting stock of Kattydid and  Michael  L.
Shoen owns all the voting stock of Mickl.  L. S. Shoen is the father of
Edward J., Mark V., and James P. Shoen.  Mary Anna Shoen Eaton, Theresa
M.  Romero,  Cecilia  M.  Hanlon and Katrina M.  Carlson  are  the
sisters of Edward J., Mark V., James P. and Paul F. Shoen.  Samuel W. Shoen
and Michael  L.  Shoen are the brothers of Edward J., Mark  V., James P.
and Paul F. Shoen.   Edward  J.,  Paul F.,  and  James  P.  Shoen  are  major
stockholders and directors of the Company. Mark V. Shoen is a major stockholder of the Company.


      On  December 18, 1995, the Company reimbursed Paul F. Shoen
$1,500,000 for a payment made to the plaintiffs in partial satisfaction of the judgment in the Shoen Litigation.

      As a result of the foregoing transactions, the judgment in the Shoen Litigation was satisfied in full. On October 1, 1996, the Director-Defendants emerged from bankruptcy upon the filing of notice with the bankruptcy court that the effective date of the Plan had occurred and that the Plan had been performed and was substantially consummated.

     As of the date hereof, an issue remains regarding whether or not the plaintiffs are entitled to statutory post-judgment interest at the rate of ten percent (10%) per year from February 21, 1995 (the date the Director-Defendants filed for protection under Chapter 11) until the judgment was satisfied. On July 19, 1996, the bankruptcy court ruled that the plaintiffs are entitled to such interest. The Director-Defendants and the Company have appealed the court's decision. As discussed above, the Company has deposited approximately $48.2 million into an escrow account to secure payment of the disputed interest, pending the final resolution of this issue (including all appeals by either side). If the interest issue is decided adversely to the Company and the Director-Defendants, the amount deposited into the escrow account will be transferred to the plaintiffs. The ultimate outcome of this issue will not have the effect of increasing or decreasing the Company's net income, but could reduce stockholders' equity.

      In addition, L.S. Shoen, one of the plaintiffs in the Shoen Litigation, entered into a Settlement, Mutual Release of All
Claims and Confidentiality Agreement, dated as of October 15, 1996 (the "Settlement Agreement") with the Company resolving the lawsuit in the District Court of Clark County, Nevada entitled L.S. Shoen v. AMERCO, Case No. A277938, instituted June 7, 1989. The settlement resolves a long-standing dispute between the Company and L.S. Shoen regarding L.S. Shoen's entitlement to compensation pursuant to an alleged lifetime employment contract. Pursuant to the Settlement Agreement, the Company paid L.S. Shoen $15.0 million.

      On September 7, 1995, Paul F. Shoen, a major stockholder of the Company and Director, filed a complaint in the Ninth Judicial District Court of the State of Nevada, Douglas County, entitled Paul F. Shoen v. AMERCO, Case No. 95-CV-0227. The complaint alleges that by failing to advance his expenses, including attorneys' fees and other charges, incurred by him in the Shoen Litigation and in the Director-Defendants' bankruptcy proceedings, the Company breached his indemnification agreement with the Company. Mr. Shoen alleges that the Company has caused damages of no less than $297,183 as of September 7, 1995, and seeks additional amounts to be alleged at trial. The Company has denied the allegations and believes it has valid defenses against his claims. Paul F. Shoen filed a motion for partial summary judgment on November 15, 1995, and the Company filed an opposition and cross-motion for partial summary judgment on December 11, 1995. This matter was heard on November 12, 1996, and the court denied the motions filed by both parties.

      Sophia M. Shoen, a major stockholder of the Company, has reached a tentative agreement with the Company, which is subject to execution of definitive agreements, resolving a lawsuit in the Second Judicial District Court of the State of Nevada, Case No. CV96-01628 arising out of an arbitration proceeding entitled JAMS-ENDISPUTE Link No. 940517195. In the arbitration
--------------
proceeding, Sophia Shoen alleged that the Company breached her Share Repurchase and Registration Rights Agreement, dated as of May 1, 1992 (the "Rights Agreement"), with the Company by failing to timely register the sale of her shares of Common Stock which were sold to the public in November 1994. If the tentative agreement is consummated, (1) the Company will pay Sophia M. Shoen $1.25 million, (2) the Rights Agreement will be terminated,
(3) Sophia M. Shoen will release the Company and others from any liability relating to the foregoing proceedings and the Rights Agreement, (4) the Company will release Sophia M. Shoen and others from any liability relating to the foregoing proceedings and the Rights Agreement, and (5) the shares of Common Stock held by Sophia M. Shoen will be released from a Stockholder Agreement. No assurance can be given that definitive agreements will be executed or that this tentative agreement will be consummated.


                 INDEPENDENT PUBLIC ACCOUNTANTS

      It is contemplated that the Company's financial statements as of March 31, 1998, and for the year then ending will be examined by Price Waterhouse LLP, independent certified public accountants. Representatives of Price Waterhouse LLP will not be present at the Meeting.

                    SECTION 16(a) BENEFICIAL
                 OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors, and owners of ten percent or more of the Company's Common Stock to file ownership reports with the Securities and Exchange Commission. Failure to do so can result in substantial monetary penalties in addition to injunctive remedies. Based upon the Company's non-receipt of
Section 16 reports required to be furnished to the Company, the persons listed below have failed to file reports required by
Section 16(a) for the fiscal year ended March 31, 1997:

                        Paul F. Shoen
                       Sophia M. Shoen

      Based on the stockholder agreement described in footnote 2 in "Security Ownership of Certain Beneficial Owners and Management", the foregoing persons, during the relevant reporting period, beneficially owned more than ten percent of the Company's Common Stock.

      To the best of the Company's knowledge, based solely on a review of copies of Section 16 reports it has received, all filings required of the Company's officers and directors are current and in compliance with the Securities Exchange Act of 1934. A Form 5 filing required to be made by May 15, 1997, by Mark V. Shoen was not filed until June 30, 1997.


          STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

      For inclusion in the proxy statement and form of proxy relating to the 1998 Annual Meeting of Stockholders, a proposal intended for presentation at that meeting must be submitted in accordance with the applicable rules of the Securities and Exchange Commission and received by the Secretary of AMERCO, c/o U-Haul International, Inc., 2721 North Central Avenue, Phoenix, Arizona 85004, on or before March 24, 1998. Proposals to be presented at the 1998 Annual Meeting of Stockholders that are not intended for inclusion in the proxy statement and form of proxy must be submitted in accordance with the applicable provisions of the Company's By-Laws, a copy of which is available upon written request, delivered to the Secretary of AMERCO at the address in the preceding sentence. The Company suggests that proponents submit their proposals to the Secretary of AMERCO by Certified Mail-Return Receipt Requested.


                          OTHER MATTERS

      A  copy of the Company's Annual Report for the fiscal  year
ended March 31, 1997 is enclosed with this Proxy Statement.   The
Annual Report is not to be regarded as proxy solicitation material.

      THE COMPANY WILL PROVIDE TO EACH STOCKHOLDER OF RECORD ON THE RECORD DATE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1997, INCLUDING THE REQUIRED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES. WRITTEN REQUESTS FOR THIS INFORMATION SHOULD BE DIRECTED TO:
MANAGER, FINANCIAL REPORTING, U-HAUL INTERNATIONAL, INC., P.O. BOX 21502, PHOENIX, ARIZONA 85036-1502.

                            EXHIBIT A

           AMERCO 1997 ANNUAL MEETING OF STOCKHOLDERS

                         August 22, 1997

                          Reno, Nevada

                       MEETING PROCEDURES

      In  fairness to all stockholders attending the 1997  Annual
Meeting, and in the interest of an orderly meeting, we ask you to honor the following:

           A. Admission to the meeting is limited to stockholders of record or their proxies. Stockholders of record voting by proxy will not be admitted to the meeting unless their proxies are revoked, in which case the holders of the revoked proxies will not be permitted to attend the meeting. The meeting will not be open to the public. The media will not be given access to the meeting through the proxy process.

           B.    Cameras and recording devices of all  kinds
     (including stenographic) are prohibited in the meeting room.

           C. After calling the meeting to order, the Chairman will require the registration of all stockholders intending to vote in person, and the filing of all proxies with the teller. After the announced time for such filing of proxies has ended, no further proxies or changes, substitutions, or revocations of proxies will be accepted. (Bylaws,
     Article II, Section 9)

           D. The Chairman of the meeting has absolute authority to determine the order of business to be conducted at the meeting and to establish rules for, and appoint personnel to assist in, preserving the orderly conduct of the business of the meeting (including any informal, or question-and-answer, portions thereof). (Bylaws, Article II, Section 9)

           E.    When  an  item is before  the  meeting  for
     consideration,  questions  and  comments  are   to   be
     confined to that item only.

           F.    Pursuant to Article II, Section  5  of  the
     Company's   Bylaws,   only  such  business   (including
     director nominations) as shall have been properly brought before the meeting shall be conducted.

           Pursuant to the Company's Bylaws, in order to be properly brought before the meeting, such business must have either been (1) specified in the written notice of the meeting given to stockholders on the record date for such meeting by or at the direction of the Board of Directors, (2) brought before the meeting at the direction of the Board of Directors or the Chairman of the meeting, or (3) specified in a written notice given by or on behalf of a stockholder on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such stockholder, in accordance with all of the following requirements.

            (a) Such notice must have been delivered personally to, or mailed to and received at, the principal executive office of the corporation, addressed to the attention of the Secretary no later than March 31, 1997.

          (b)  Such notice must have set forth:

                (i)   a  full description of each  such
          item  of  business  proposed  to  be  brought
          before  the  meeting  and  the  reasons   for
          conducting such business at such meeting,

                (ii) the name and address of the person
          proposing to bring such business before the meeting,

               (iii)     the class and number of shares
          held   of  record,  held  beneficially,   and
          represented by proxy by such person as of the record date for the meeting,

                (iv)  if  any  item  of  such  business
          involves  a  nomination  for  director,   all
          information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission ("SEC") pursuant to Section 14 of the Securities
          Exchange Act of 1934, as amended, or any successor thereto (the "Exchange Act"), and the written consent of each such nominee to serve it elected,

                (v)   any  material  interest  of  such
          stockholder in the specified business,

                (vi) whether or not such stockholder is
          a   member   of   any  partnership,   limited
          partnership,   syndicate,  or   other   group
          pursuant   to   any  agreement,  arrangement,
          relationship, understanding, or otherwise, whether or not in writing, organized in whole or in part for the purpose of acquiring, owning, or voting shares of the corporation, and

                (vii)      all  other information  that
          would be required to be filed with the SEC if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Exchange Act.

      No business shall be brought before any meeting of the Company's stockholders otherwise than as provided in this Section. The Chairman of the meeting may, if the facts warrant, determine that any proposed item of business or nomination as director was not brought before the meeting in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the improper item of business or nomination shall be disregarded.

           G. At the appropriate time, any stockholder who wishes to address the meeting should do so only upon being recognized by the Chairman of the meeting. After such recognition, please state your name, whether you are a stockholder or a proxy for a stockholder, and, if you are a proxy, name the stockholder you represent. All matters should be concisely presented.

           H.    A  person otherwise entitled to attend  the
     meeting will cease to be so entitled if, in the judgment of the Chairman of the meeting, such person engages thereat in disorderly conduct impeding the proper conduct of the meeting against the interests of all stockholders as a group. (Bylaws, Article II,
     Section 6)

           I. If there are any questions remaining after the meeting is adjourned, please take them up with the representatives of the Company at the Secretary's desk. Also, any matters of a personal nature that concern you as a stockholder should be referred to these representatives after the meeting.

            J.     The  views,  constructive  comments   and
     criticisms from stockholders are welcome. However, it is requested that no matter be brought up that is irrelevant to the business of the Company.

           K. It is requested that common courtesy be observed at all times.

      Our  objective is to encourage open communication  and  the free  expression  of  ideas, and to conduct  an  informative  and
meaningful   meeting  in  a  fair  and  orderly   manner.    Your
cooperation will be sincerely appreciated.

PROXY

                             AMERCO

                      ANNUAL MEETING DATE:

                         August 22, 1997

              THIS PROXY IS SOLICITED ON BEHALF OF

                THE COMPANY'S BOARD OF DIRECTORS

     John M. Dodds is hereby appointed proxy, with full power of substitution, to vote all shares of stock which I am (we are) entitled to vote at the AMERCO 1997 Annual Meeting of Stockholders, and at any adjournment thereof.

     Election of Directors:

[ ] For all Nominees (listed below except as  [ ] Withhold Authority (to vote
    marked to the contrary below)                 for all nominees listed below)

(INSTRUCTIONS: To withhold authority to vote for any individual nominee,
                                                     ----------
strike line through the nominee's name below.)

CLASS II         (term expires 2000)  Richard J. Herrera

CLASS III        (term expires 2001)  John M. Dodds   James P. Shoen



This proxy, when properly executed, will be voted as specified above. If no specific directions are given, this proxy will be voted for the nominees listed above and, with respect to such other business as may properly come before the meeting, in accordance with the discretion of the appointed proxy. PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY.



Signature(s) _______________________         Dated _________________

Please sign exactly as your name appears. Joint owners should both sign. Fiduciaries, attorneys, corporate officers, etc., should state their capacities.